UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2022

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1100
San Francisco, California 94104
(Address of principal executive offices and zip code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2022, the Board of Directors (the “Board”) of Stitch Fix, Inc. (the “Company”) appointed Kofi Amoo-Gottfried to the Board as a Class II director and as a member of the Nominating and Corporate Governance Committee of the Board effective December 19, 2022.
Mr. Amoo-Gottfried is the Chief Marketing Officer of DoorDash, Inc. Prior to this role, Mr. Amoo-Gottfried held various senior positions in brand and marketing at Meta and Bacardi.
There is no arrangement or understanding between Mr. Amoo-Gottfried and any other persons pursuant to which Mr. Amoo-Gottfried was appointed as a director. Furthermore, there are no family relationships between Mr. Amoo-Gottfried and any director or executive officer of the Company. Mr. Amoo-Gottfried has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Amoo-Gottfried will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Independent Director Compensation Policy as well as the Company’s standard form of indemnification agreement.
A copy of the press release announcing Mr. Amoo-Gottfried’s appointment is furnished as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated December 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: December 20, 2022	By:	/s/ Casey O’Connor
Casey O’Connor
Chief Legal Officer